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                                                                    EXHIBIT 4.37

                                 THIRD AMENDMENT
                                 ---------------

          THIRD AMENDMENT (this "Amendment"), dated as of August 14, 2000, among BIG V HOLDING CORP., a Delaware corporation ("Holdings"), BV HOLDINGS CORPORATION, a Delaware corporation ("BV Holdings"), BIG V SUPERMARKETS, INC., a New York corporation (the "Borrower"), the lenders from time to time party to the Credit Agreement referred to below (each a "Lender" and, collectively, the "Lenders"), DLJ CAPITAL FUNDING, INC., as Syndication Agent (in such capacity, the "Syndication Agent"), FLEET NATIONAL BANK, as Administrative Agent (in such capacity, the "Administrative Agent"), and SUMMIT BANK, as Documentation Agent (in such capacity, the "Documentation Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, Holdings, BV Holdings, the Borrower, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent are parties to a Credit Agreement, dated as of January 14, 1999 (as amended, modified or supplemented through, but not including, the date hereof, the "Credit Agreement"); and

          WHEREAS, the parties hereto wish to amend and/or modify the Credit Agreement as herein provided, subject to and on the terms and conditions set forth herein;

          NOW, THEREFORE, it is agreed:

          1. Notwithstanding anything to the contrary contained in Section 9.04(iv) of the Credit Agreement, the Borrower and its Subsidiaries shall be permitted to incur (in the aggregate during Holdings' fiscal year ending December 31, 2000 only) up to an additional $7,000,000 of purchase money Indebtedness not outstanding on the date hereof to finance the purchase by the Borrower or such Subsidiary of certain equipment and machinery and the Lien placed on such equipment and machinery shall be permitted under Section 9.01(vii) of the Credit Agreement so long as such Lien otherwise complies with the terms of such Section 9.01(vii), provided that (i) the documentation evidencing any such additional purchase money Indebtedness provided by C&S Wholesale Grocers, Inc. ("C&S") shall allow for the Collateral Agent to retain a second priority Lien on the assets securing such purchase money Indebtedness,
(ii) in no event shall the aggregate principal amount of purchase money Indebtedness of the type described in such Section 9.04(iv) (including any such purchase money Indebtedness permitted to be incurred under this Amendment) plus the aggregate principal amount of Capitalized Lease Obligations (x) incurred in Holdings' fiscal year ending December 31, 2000 exceed $10,000,000, (y) incurred in any fiscal year of Holdings after its fiscal year ending December 31, 2000 exceed $5,000,000
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or (z) exceed $15,000,000 at any time outstanding and (iii) at the time of the incurrence of any such purchase money Indebtedness, the Borrower shall deliver to the Administrative Agent and the Syndication Agent an officer's certificate executed by the Chief Financial Officer of the Borrower certifying that such purchase money Indebtedness was incurred (or is to be) in compliance with clause
(vi) of the respective definition of "Permitted Indebtedness" contained in the Senior Subordinated Note Indenture and the Junior Subordinated Note Agreement and providing calculations in reasonable detail supporting such certification.

          2. Notwithstanding anything to the contrary contained in Sections 9.07(a) and (b) of the Credit Agreement, the Borrower and its Subsidiaries shall be permitted to make up to $7,000,000 in the aggregate of Capital Expenditures during the period from the Third Amendment Effective Date (as defined below) to December 31, 2000, provided that in no event shall the aggregate amount of all Capital Expenditures made by the Borrower and its Subsidiaries pursuant to Sections 9.07(a) and 9.07(b) of the Credit Agreement exceed $22,000,000 during Holdings' fiscal year ending December 31, 2000. In addition, the Lenders, Holdings, BV Holdings and the Borrower agree that for the purposes of determining the unutilized amount of Capital Expenditures for Holdings' fiscal year ending December 31, 2000 that may be carried forward to Holdings' fiscal year ending December 31, 2001, the permitted Capital Expenditure amount for such fiscal year ending December 31, 2000 shall be deemed to be $22,000,000.

          3. The Borrower hereby agrees that within 90 days following the Third Amendment Effective Date it shall grant to the Collateral Agent (to the extent that it is permitted to do so) security interests and mortgages in all Real Property owned or leased by the Borrower pursuant to documentation reasonably satisfactory in form and substance to the Syndication Agent and the Administrative Agent (which documentation shall constitute "Additional Security Documents" under the Credit Agreement); it being understood that in no event shall the Borrower be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this sentence. In addition, to the extent that the Borrower grants mortgages in Real Property located in the State of New York pursuant to the preceding sentence, Holdings, BV Holdings, the Borrower, the Lenders and the Agents agree to enter into an appropriate amendment to the Credit Agreement and, to the extent a party thereto, each relevant Security Document to rectify any disproportionate sharing of Collateral resulting from the fact that the Borrower's obligations to repay Revolving Loans may not be secured by such mortgages.

          4. Holdings, BV Holdings, the Borrower, the Lenders and the Agents hereby agree that the definitions of "Applicable Base Rate Margin" and "Applicable Eurodollar Rate Margin" appearing in the Credit Agreement shall be amended by increasing each percentage set forth in each such definition by (i) 0.125% from and after the Third Amendment Effective Date and (ii) an additional 0.125% from and after the 90th day following the Third Amendment Effective Date; provided, however, in the event that THL, the THL Funds, J.W. Childs Associates (and/or an affiliate thereof) and/or other investors reasonably acceptable to the Syndication Agent and the Required Lenders shall have entered into an Equity Subscription Agreement within 90 days following the Third Amendment Effective Date providing for a cash equity contribution to be made by such Person or Persons to Holdings in an aggregate amount

                                       2
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of at least $30,000,000 and otherwise in form and substance, and having terms and conditions, reasonably satisfactory to the Required Lenders, any increases to the percentages set forth in such definitions pursuant to this sentence shall thereafter cease to have any further force or effect (and no further such increases shall be made pursuant to this sentence) and the percentages set forth in such definitions shall from and after the entering into of such Equity Subscription Agreement return to the percentages set forth in such definitions immediately prior to the Third Amendment Effective Date. In addition to any pricing increases provided in the preceding sentence, Holdings, BV Holdings, the Borrower, the Lenders and the Agents hereby agree that in the event that the Borrower's debt rating for its Senior Subordinated Notes is downgraded by one level or more (treating pluses, non-pluses, minuses and non-minuses as different levels) by either Standard & Poor's Rating Services or Moody's Investors Services, Inc., then the definitions of "Applicable Base Rate Margin" and "Applicable Eurodollar Rate Margin" appearing in the Credit Agreement shall be amended by increasing each percentage set forth in each such definition by 0.250% from such percentages set forth in such definitions at the time of such downgrade.om such percentages set forth in such definitions at the time of such downgrade.

          5. Holdings, BV Holdings, the Borrower, the Lenders and the Agents hereby agree that to the extent that any increases in the interest rates in respect of the Obligations occur as a result of the operation of Section 4 of this Amendment, the incremental interest expense of Holdings and its Subsidiaries attributable to any such increase in such interest rates shall at all times be excluded in determining the Consolidated Interest Expense.

          6. Section 10 of the Credit Agreement is hereby amended by (i) inserting the text "or" at the end of Section 10.11 thereof and (ii) inserting the following new Section 10.12 at the end thereof:

          "10.12 Equity Subscription Agreement. THL, the THL Funds, J.W. Childs Associates (and/or an Affiliate thereof) and/or other investors reasonably acceptable to the Syndication Agent and the Required Lenders shall not have executed and delivered an Equity Subscription Agreement on or prior to the 90th day following the Third Amendment Effective Date (as defined in the Third Amendment, dated as of August 10, 2000, to this Agreement) providing for a cash equity contribution to be made by such Person or Persons to Holdings in an aggregate amount of at least $30,000,000 and otherwise in form and substance, and having terms and conditions, reasonably satisfactory to the Required Lenders, or any such Person shall thereafter fail to make any equity contribution payment which such Person or Persons is obligated to make pursuant to the terms thereof, but, in each case, only to the extent that the Required Lenders shall determine, in their sole discretion, that the failure of any such event to occur shall constitute an Event of Default hereunder and written notice to that effect is given by the Administrative Agent to the Borrower;".

          7. The Lenders hereby waive (i) any Default or Event of Default that has arisen solely as a result of any Credit Agreement Party failing to comply with Section 9.09 of the Credit Agreement from (and including) the last day of Holdings' third Fiscal Month 2000 to (but not including) November 30, 2000 or
(ii) any Default or Event of Default that may have arisen

                                       3
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under Section 10.02 of the Credit Agreement as a consequence of the Borrower incurring Loans or having issued for its account Letters of Credit at a time when the Credit Agreement Parties were not in compliance with Section 9.09 of the Credit Agreement during the period from the last day of Holdings' third Fiscal Month 2000 to the Third Amendment Effective Date; provided, however, the waivers set forth in this Section 7 shall cease on November 30, 2000 at which time such Defaults and Events of Default shall be reinstated.

          8. In order to induce the Lenders to enter into this Amendment, each of Holdings, BV Holdings and the Borrower hereby represents and warrants that
(i) the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the Third Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), both before and after giving effect to this Amendment, and (ii) there exists no Default or Event of Default on the Third Amendment Effective Date, both before and after giving effect to this Consent.

          9. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          10. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

          11. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          12. This Amendment shall become effective on the date (the "Third Amendment Effective Date") when (i) Holdings, BV Holdings, the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office and (ii) the Borrower shall have paid to the Administrative Agent for the account of each Lender who has executed a counterpart hereof and delivered same to the Administrative Agent at the Notice Office on or prior to 12:00 P.M. (New York City time) on August 14, 2000, an amendment fee equal to 0.125% of the sum of
(x) such Lender's Tranche A Term Loan Commitment on the Third Amendment Effective Date, (y) such Lender's Revolving Loan Commitment on the Third Amendment Effective Date and (z) the aggregate outstanding principal amount of such Lender's Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans on the Third Amendment Effective Date.

                                       4
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          13.  From and after the Third Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended and modified hereby.

                                     * * *


                                       5
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          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                 BIG V HOLDING CORP.

                                 By: /s/ James A. Toopes, Jr
                                    ----------------------------
                                    Name:  James A. Toopes, Jr.
                                    Title:  Treasurer

                                 BV HOLDINGS CORPORATION

                                 By: /s/ James A. Toopes, Jr.
                                    ----------------------------
                                    Name:  James A. Toopes, Jr.
                                    Title:  Treasurer

                                 BIG V SUPERMARKETS, INC.

                                 By: /s/ James A. Toopes, Jr.
                                    ----------------------------
                                    Name:  James A. Toopes, Jr.
                                    Title:  Vice Chairman

                                 DLJ CAPITAL FUNDING, INC.,

                                 Individually and as Syndication Agent

                                 By: /s/ Dana F. Klein
                                    ------------------
                                    Name:  Dana F. Klein
                                    Title:  Senior Vice President
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                                 FLEET NATIONAL BANK, Individually

                                 and as Administrative Agent

                                 By: /s/ Stephen M. Curran
                                    ----------------------------
                                    Name:  Stephen M. Curran
                                    Title:  Vice President

                                 SUMMIT BANK, Individually and as

                                 Documentation Agent

                                 By:
                                    ----------------------------
                                    Name:
                                    Title:

                                 FIRST SOURCE FINANCIAL LLP

                                 By:  First Source Financial, Inc., its
                                     Agent/Manager

                                 By: /s/ Kathi J. Inorio
                                    ----------------------------
                                    Name:  Kathi J. Inorio
                                    Title:  Vice President

                                 MERRILL LYNCH PRIME RATE PORTFOLIO

                                 By: Merrill Lynch Asset Management, L.P., as
                                    Investment Advisor

                                 By: /s/ Anthony Heyman
                                    ----------------------------
                                    Name:  Anthony Heyman
                                    Title:  Authorized Signatory

                                 MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.

                                 By:  /s/ Anthony Heyman
                                    ----------------------------
                                    Name:  Anthony Heyman
                                    Title:  Authorized Signatory

                                 MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST

                                 By:  /s/ Signature
                                    ----------------------------
                                    Name:
                                    Title:

                                 STEIN ROE FLOATING RATE LIMITED LIABILITY
                                    COMPANY

                                 By:  /s/ James R. Fellows
                                    ----------------------------
                                    Name:  James R. Fellows
                                    Title:  Senior Vice President

                                 VAN KAMPEN CLO I, LIMITED

                                 By: Van Kampen Management Inc., as Collateral
                                    Manager

                                 By:  /s/ Darvin D. Pierce
                                    ----------------------------
                                    Name:  Darvin D. Pierce
                                    Title:  Vice President

                                 NUVEEN FLOATING RATE FUND

                                 By: Nuveen Senior Loan Asset Management Inc.

                                 By: /s/ Eileen T. Rives
                                    ----------------------------
                                    Name:  Eileen T. Rives
                                    Title:  Managing Director

                                 KZH STERLING LLC

                                 By: /s/ Peter Chin
                                    ----------------------------
                                    Name:  Peter Chin
                                    Title:  Authorized Agent

                                 STEIN ROE & FARNHAM CLO I LTD.

                                 By:  Stein Roe & Farnham Incorporated, as
                                    Portfolio Manager

                                 By: /s/ James R. Fellows
                                    ----------------------------
                                    Name:  James R. Fellows
                                    Title: Senior Vice President & Portfolio
                                    Manager

                                 LIBERTY- STEIN ROE ADVISOR FLOATING RATE
                                    ADVANTAGE FUND

                                 By:  Stein Roe & Farnham Incorporated, as
                                    Advisor

                                 By: /s/ James R. Fellows
                                    ----------------------------
                                    Name:  James R. Fellows
                                    Title:  Senior Vice President & Portfolio
                                    Manager

                                 ELF FUNDING TRUST I

                                 By: /s/ Todd Travers
                                    ----------------------------
                                    Name:  Todd Travers
                                    Title:  Senior Portfolio Manger

                                 OSPREY INVESTMENT PORTFOLIO STRATEGIC MANAGED
                                    LOAN FUND

                                 By: /s/ Martin Davey
                                    ----------------------------
                                    Name:    Martin Davey
                                    Title:  Vice President

                                 ELT LTD.

                                 By: /s/ Ann E. Morris
                                    ----------------------------
                                    Name:  Ann E. Morris
                                    Title:  Authorized Agent

                                 CAPTIVA FINANCE LTD.

                                 By: /s/ David Dyer
                                    ----------------------------
                                    Name:  David Dyer
                                    Title:  Director